UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2026

SIMON PROPERTY GROUP, INC.

SIMON PROPERTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Indiana (Simon Property Group, Inc.) Indiana (Simon Property Group, L.P.)	001-14469 (Simon Property Group, Inc.) 001-36110 (Simon Property Group, L.P.)	04-6268599 (Simon Property Group, Inc.) 34-1755769 (Simon Property Group, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 WEST WASHINGTON STREET INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)

Registrant’s telephone number, including area code: (317) 636-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of each class	Trading Symbols	Name of each exchange on which registered
Simon Property Group, Inc.	Common stock, $0.0001 par value	SPG	New York Stock Exchange
Simon Property Group, Inc.	8⅜% Series J Cumulative Redeemable Preferred Stock, $0.0001 par value	SPGJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Simon Property Group, Inc.:	Emerging growth company ☐

Simon Property Group, L.P.:	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Simon Property Group, Inc.:  ☐

Simon Property Group, L.P.:  ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

Fourth Amended and Restated Revolving Credit Facility

On March 5, 2026, Simon Property Group, L.P. (the “Company”) amended and extended its $5.0 billion senior unsecured multi-currency revolving credit facility (the “Credit Facility”). The Credit Facility’s initial borrowing capacity of $5.0 billion may be increased to $6.0 billion during its term. The initial maturity date of the Credit Facility was extended to June 30, 2030. The initial maturity date can be extended for up to two additional six-month periods at the Company’s sole option, subject to the Company’s continued compliance with the terms thereof.

Borrowings under the Credit Facility bear interest, at the Company’s election, at either (i) (x) for Term Benchmark Loans, the Term SOFR Rate, the applicable Local Rate, the term CORRA Rate, the Adjusted EURIBOR Rate, or the Adjusted TIBOR Rate, (y) for RFR Loans, if denominated in Sterling, SONIA, if denominated in Dollars, Daily Simple SOFR and, if denominated in Canadian Dollars, Daily Simple CORRA, or (z) for Daily SOFR Loans, the Floating Overnight Daily SOFR Rate, in each case of clauses (x) through (z) above, plus a margin determined by the Company’s corporate credit rating of between 0.625% and 1.350% or (ii) for loans denominated in U.S. Dollars only, the Base Rate (which rate is equal to the greatest of the prime rate, the federal funds effective rate plus 0.500% or the Term SOFR Rate for an interest period of one month plus 1.000%), plus a margin determined by the Company’s corporate credit rating of between 0.000% and 0.350%. The Credit Facility includes a facility fee determined by the Company’s corporate credit rating of between 0.100% and 0.300% on the aggregate revolving commitments under the Credit Facility.

The Credit Facility provides for borrowings denominated in U.S. Dollars, Euro, Yen, Sterling, Canadian Dollars and Australian Dollars.

The Credit Facility provides for borrowings for general corporate purposes.

The Credit Facility contains ongoing covenants relating to total and secured leverage to capitalization value and minimum EBITDA coverage and unencumbered EBITDA coverage requirements. Payment under the Credit Facility can be accelerated if the Company or its general partner, Simon Property Group, Inc., is subject to bankruptcy proceedings or upon the occurrence of certain other events.

The foregoing description of the Credit Facility agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Facility agreement, a copy of which is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference

Amendment No. 2 to Amended and Restated Supplemental Facility

On March 5, 2026, the Company also entered into an amendment (the “Amendment”) to its $3.5 billion senior unsecured multi-currency supplemental revolving credit facility (as amended by the Amendment, the “Supplemental Facility”) to conform the applicable margin to align with the pricing under the Credit Facility.

The foregoing descriptions of the Amendment and the Supplemental Facility do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendment, including the Supplemental Facility attached as Exhibit A thereto, a copy of which is filed as Exhibit 99.2 to this Form 8-K and incorporated herein by reference.

A copy of a press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item is included in 1.01 and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Fourth Amended and Restated $5,000,000,000 Credit Agreement dated as of March 5, 2026.

99.2	Amendment No. 2 to Third Amended and Restated $3,500,000,000 Credit Agreement dated as of March 5, 2026.

99.3	Press Release dated March 5, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 5, 2026

SIMON PROPERTY GROUP, INC.

By:	/s/ Brian J. McDade
Brian J. McDade
Executive Vice President and Chief Financial Officer

SIMON PROPERTY GROUP, L.P.

By:	Simon Property Group, Inc., its sole General Partner

	By:	/s/ Brian J. McDade
Brian J. McDade
Executive Vice President and Chief Financial Officer